UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K 12g-3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 16, 2002
(Date of earliest event reported)

Alliance Bankshares Corporation
(Exact name of registrant as specified in its charter)

Virginia	To Be Assigned	46-0488111
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

12735 Shops Lane
Fairfax, Virginia 22033
(703) 631-6411
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alliance Bank Corporation (Alliance Bankshares Corporation is a
successor issuer under Rule 12g-3 of the Securities Exchange Act of 1934)
(Former name or former address if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     Effective August 16, 2002, pursuant to an Agreement and Plan of Reorganization dated May 22, 2002 (the “Agreement”) between the Registrant and Alliance Bank Corporation (the “Bank”), and approved by the shareholders of the Bank at an annual meeting held on July 30, 2002, the Registrant acquired all of the outstanding stock of the Bank in a statutory share exchange transaction. Under the terms of the Agreement, the shares of the Bank’s common stock were exchanged for shares of the Registrant on a one-for-one basis. The 2,115,102 shares of common stock of the Registrant issued in connection with the reorganization were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(12) of the Securities Act of 1933, as amended.

     As a result of the transaction described above, the Registrant became the successor issuer to the Bank, pursuant to Rule 12g-3 (promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)). Prior to the share exchange, the Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports and other financial information with the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Such reports and other information filed by the Bank with the Federal Reserve may be inspected and copied at the public reference facilities maintained by the Federal Reserve in Washington, D.C. at the Freedom of Information Office, 1st Floor of the Martin Building, 20th & C Streets, and in Richmond, Virginia at the Research Library of the Federal Reserve Bank of Richmond, 701 East Byrd Street. The last financial report filed by the Bank with the Federal Reserve was its Form 10-QSB for the quarter ended June 30, 2002, filed on August 14, 2002.

     This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the Securities and Exchange Commission (the “Commission”) and as notice that the Registrant is the successor issuer to the Bank under Rule 12g-3 of the Exchange Act, and is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder and in accordance therewith will file reports and other information with the Commission. The first regular report to be filed by the Registrant with the SEC will be its Form 10-QSB for the quarter ending September 30, 2002.

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired – not applicable

     (b)  Pro forma financial information – not applicable

     (c)  Exhibits

2.0	Agreement and Plan of Reorganization, dated May 22, 2002
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE BANKSHARES CORPORATION Registrant

By: Name: Title:	/s/ Thomas A. Young, Jr. Thomas A. Young, Jr. President and Chief Executive Officer

Dated: August 21, 2002